EXHIBIT 21

LIST OF SUBSIDIARIES (1)
At December 31, 2018

Name of Subsidiary	State, Province, or Country in Which Organized
Anadarko E&P Onshore LLC (2)	Delaware
Anadarko Petroleum Corporation (2)	Delaware
Anadarko Realty, LLC	Texas
APC Aviation, Inc.	Delaware
Anadarko Gathering Company LLC (2)	Delaware
Springfield Pipeline LLC	Texas
Anadarko Energy Services Company (2)	Delaware
Anadarko Algeria Company, LLC (2)	Delaware
Anadarko Offshore Holding Company, LLC	Delaware
Anadarko Egypt Holdings Company	Delaware
Anadarko USH1 Corporation (2)	Delaware
Anadarko Land Corp.	Nebraska
Upland Industries Corporation	Nebraska
Rock Springs Royalty Company LLC	Utah
Anadarko Holding Company (2)	Utah
Anadarko Energy Marketing, Inc.	Delaware
Venezuela US SRL	Barbados
Anadarko Offshore Well Containment Company LLC	Delaware
Anadarko Venezuela LLC	Delaware
Anadarko Venezuela Company	Cayman Islands
Anadarko WCTP Company (2)	Cayman Islands
Anadarko Global Funding 1 Company	Cayman Islands
APC International Holdings LLC	Delaware
Anadarko Moçambique Área 1, Limitada	Mozambique
Anadarko Worldwide Holdings C.V.	The Netherlands
Anadarko West Texas LLC	Delaware
Anadarko Ghana Mahogany-1 Company	Cayman Islands
Anadarko Midkiff/Chaney Dell LLC	Delaware
Anadarko Development Company	Cayman Islands
Anadarko China Holdings 2 Company	Cayman Islands
Anadarko Brazil Investment I LLC	Delaware
Anadarko Côte d'Ivoire Block 103 Company	Cayman Islands
Anadarko Côte d'Ivoire Company	Cayman Islands
Chipeta Processing LLC	Delaware
Mountain Gas Resources LLC	Delaware
Western Gas Resources, Inc. (2)	Delaware

MIGC LLC	Delaware
Anadarko Colombia Company	Cayman Islands
Anadarko Rockies LLC	Delaware
APC Midstream Holdings, LLC	Delaware
Delaware Basin Midstream, LLC (2)	Delaware
Kerr-McGee Corporation (2)	Delaware
Kerr-McGee Worldwide Corporation (2)	Delaware
Anadarko US Offshore LLC (2)	Delaware
Anadarko Exploracao e Producao de Petroleo e Gas Natural Ltda.	Brazil
Kerr-McGee Oil & Gas Onshore LP (2)	Delaware
Kerr-McGee Gathering LLC (2)	Colorado
Kerr-McGee Energy Services Corporation	Delaware
KM BM-C-Seven Ltd. (2)	Cayman Islands
Anadarko Global Funding II Ltd.	Bahama Islands
WGR Asset Holding Company LLC	Delaware
Western Gas Equity Partners, LP	Delaware
Western Gas Partners, LP (2)	Delaware
Delaware Basin JV Gathering LLC	Delaware
WGR Operating, LP (2)	Delaware
Anadarko Wattenberg Oil Complex LLC	Delaware
Anadarko Consolidated Holdings LLC (2)	Delaware
Headwater II, LLC	Delaware
DBM Oil Services, LLC	Delaware
APC Water Holdings 1, LLC	Delaware
Anadarko Development Holding Limited	Gibraltar
Anadarko Global Energy S.a.r.l. (2)	Luxembourg
Anadarko International Development S.a.r.l.	Luxembourg
Anadarko Uintah Midstream, LLC	Delaware
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(1)
The names of certain subsidiaries have been omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as of the end of the year covered by this report, as defined under the Securities and Exchange Commission Regulation S-X 210.1-02(w).

(2)	Subsidiary meets the conditions of a significant subsidiary under the Securities and Exchange Commission Regulation S-X 210.1-02(w).